Calculation of Filing Fee Tables
S-8
CS Disco, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.005 per share, 2021 Equity Incentive Plan	Other	3,163,195	$ 3.175	$ 10,043,144.13	0.0001381	$ 1,386.96
Total Offering Amounts:						$ 10,043,144.13		$ 1,386.96
Total Fee Offsets:								$ 1,386.96
Net Fee Due:								$ 0.00
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock of CS Disco, Inc. (the "Registrant") that become issuable under the Registrant's 2021 Equity Incentive Plan (the "2021 Plan") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's common stock, as applicable. The amount registered represents shares of common stock that were added to the shares reserved for future issuance under the 2021 Plan on January 1, 2026, pursuant to an automatic annual increase equal to 5.0% of the total number of shares of the Registrant's common stock outstanding on December 31 of the preceding year, which annual increase is provided by the 2021 Plan. The proposed maximum offering price per unit and proposed maximum aggregate offering price are estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $3.1750 per share, which is the average of the high and low prices per share of the Registrant's common stock on February 24, 2026 as reported on the New York Stock Exchange.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1	CS Disco, Inc.	S-8	333-266199	07/18/2022		$ 1,386.96	Equity	Common Stock, par value $0.005 per share	4,366,966	$ 139,742,912.00
Fee Offset Sources	2	CS Disco, Inc.	S-8	333-266199		07/18/2022						$ 1,386.96
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously filed a registration statement on Form S-8 (No. 333-266199) on July 18, 2022 (the "Prior Registration Statement"), which registered up to 4,366,966 shares of Common Stock of the Registrant with a proposed maximum aggregate offering price of $139,742,912.00, issuable upon the vesting and exercise of a performance stock option award (the "Performance Award"). No securities were issued under the Prior Registration Statement and the Performance Award was cancelled effective September 10, 2023. Pursuant to Rule 457(p), the Registrant is offsetting $1,386.96 of the fees associated with this Registration Statement from the filing fee previously paid in connection with the Prior Registration Statement.

Offset Note
[2]	The Registrant expects to offset the registration fee due hereunder by an amount of fees that was previously paid with respect to the Prior Registration Statement pursuant to Rule 457(p) under the Securities Act. The fee previously paid for the Prior Registration Statement was $12,954.17. The Registrant previously filed (i) an additional registration statement on Form S-8 (No. 333-277283) on February 22, 2024 (the "2024 Registration Statement") and (ii) an additional registration statement on Form S-8 (No. 333-285099) on February 20, 2025 (the "2025 Registration Statement"). Pursuant to Rule 457(p) under the Securities Act, the Registrant offset the total registration fees due under the 2024 Registration Statement and the 2025 Registration Statement of $3,853.50 and $2,801.34, respectively, from the fees previously paid in connection with the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this Registration Statement of $1,386.96 from the fees previously paid in connection with the Prior Registration Statement, with $4,912.37 remaining to be applied to future filings. Accordingly, no additional registration fee is being paid in connection with the filing of this Registration Statement.